EXHIBIT 99.1

Filed by Orrstown Financial Services, Inc.

Pursuant to Rule 425 under the Securities Act

of 1933 and deemed filed pursuant to

Rule 14a-12 under the Securities Act of 1934

Subject Company: The First National Bank of Newport

Commission File No.: 033-18888

FOR IMMEDIATE RELEASE

Orrstown Contact:	FNB Newport Contact:
Kenneth R. Shoemaker	Peter C. Zimmerman
(717) 532-6114	(717) 567-3414

THE FIRST NATIONAL BANK OF NEWPORT’S SHAREHOLDERS

APPROVE THE ACQUISITION OF THE FIRST NATIONAL BANK OF NEWPORT BY

ORRSTOWN FINANCIAL SERVICES, INC.

Newport, Pennsylvania (April 18, 2006) – The First National Bank of Newport (“First National”) shareholders today overwhelmingly approved the acquisition of First National by Orrstown Financial Services, Inc. (“Orrstown”) (OTCBB: ORRF), through the merger of First National with The First Interim National Bank of Newport, a wholly-owned subsidiary of Orrstown.

The vote at a special shareholders’ meeting today was required for the acquisition to proceed. Orrstown and First National previously received approval to consummate the acquisition from the Office of the Comptroller of the Currency, the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking. Orrstown and First National expect to complete the acquisition on May 1, 2006.

Orrstown is the financial holding company for Orrstown Bank, which is based in Shippensburg, Pennsylvania. Orrstown has approximately $600 million in assets and, through Orrstown Bank, operates fourteen banking offices and four remote service facilities located in Cumberland and Franklin Counties, Pennsylvania, as well as its newest office in Hagerstown, Maryland.

Upon consummation of the acquisition, First National shall continue to operate under the title of “The First National Bank of Newport.” First National, with approximately $120 million in assets, operates four offices located in Perry County, Pennsylvania.

Additional information on Orrstown and Orrstown Bank is available on the Internet at www.orrstown.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated acquisition related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Orrstown’s SEC filings, including Forms 10-Q and 10-K (copies of which are available from Orrstown without charge in hard copy or online at www.sec.gov). Orrstown and First National disclaim any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It: A Registration Statement on Form S-4, including a Proxy Statement/Prospectus, has been filed with and declared effective by the SEC in connection with the proposed transaction. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. The Registration Statement and the Proxy Statement/Prospectus contain important information about Orrstown, First National, the acquisition of First National by Orrstown, the persons soliciting proxies relating to the acquisition, their interests in the acquisition and related matters. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Orrstown by directing a request to Bradley S. Everly, Sr. Vice President and CFO, at (717) 532-6614.

In addition to the Registration Statement and the Proxy Statement/Prospectus, Orrstown files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Orrstown’s filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.